EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 28, 2010

May 28, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	0.0%	-3.7%	-5.5%
Class B Units	0.0%	-3.8%	-5.8%
Legacy 1 Class Units	0.0%	-3.4%	-4.8%
Legacy 2 Class Units	0.0%	-3.4%	-4.9%
Global 1 Class Units	0.5%	-2.2%	-4.4%
Global 2 Class Units	0.5%	-2.2%	-4.6%
Global 3 Class Units	0.4%	-2.3%	-5.3%

S&P 500 Total Return Index2	0.2%	-8.0%	-1.5%
Barclays Capital U.S. Long Government Index2	-1.7%	4.1%	8.0%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Grains markets	Decrease	Strong supply forecasts due to favorable weather in the Midwest
Sugar markets	Decrease	Liquidations from large commodity funds based on concerns about global economic growth

Grant Park’s longer-term trading advisors are predominantly short the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Currencies
Sector/Market	Price Action	Cause
Euro	Decrease	Ongoing concerns about the stability of the European financial markets
Australian and New Zealand dollars	Increase	Increased demand for higher-yielding currencies prompted by gains in the Australasian equity markets

Grant Park’s longer-term trading advisors are predominantly long the currency sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Increase	Decline in U.S. crude oil inventory and U.S. Commerce Department reports showed increased durable goods orders in April
Natural gas	Increase	National Oceanic and Atmospheric Administration report predicted an active hurricane season for 2010

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
European equity markets	Increase	Speculation the European debt crisis may be improving
Hang Seng Index	Increase	Strong gains in the Asian financial and energy sectors

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Decrease	Strength in the global equity markets
Bunds	Increase	Decreased demand for sovereign debt in Europe

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Precious metals	Increase	As Spain’s debt was downgraded, investors bought precious metals to reduce exposure to the euro
Base metals	Increase	Higher demand forecasts for industrial metals after reports of increased U.S. new home sales and durable goods orders

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.